Filed Pursuant to Rule 424(b)(3)
Registration No. 333-261732

AMENDMENT NO. 1 DATED AUGUST 18, 2023

(To prospectus supplement dated May 5, 2023

and prospectus dated December 17, 2021)

Up to 25,000,000 Shares of Common Stock

This Amendment No. 1 to the Prospectus Supplement, or this amendment, amends our prospectus supplement dated May 5, 2023, or the prospectus supplement. This amendment should be read in conjunction with the prospectus supplement and the accompanying prospectus dated December 17, 2021, each of which are to be delivered with this amendment. This amendment amends only those sections of the prospectus supplement listed in this amendment; all other sections of the prospectus supplement remain as is.

On July 20, 2023, we obtained authorization from our stockholders to issue common stock, par value $0.001 per share of the Company, or the common stock, at a price below our then-current NAV per share for a twelve-month period expiring on July 20, 2024, subject to certain conditions. This amendment is modifying certain disclosures in the prospectus supplement and accompanying prospectus relating to Below-NAV Sales. For more information about the impact of the sale of our common stock at a price per share below NAV, please see “Sales of Common Stock Below Net Asset Value” beginning on page S-5 of this amendment.

About this offering. We are offering to sell up to 25,000,000 shares of our common stock from time to time through our “Sales Agents”, Jefferies LLC and JMP Securities LLC. Any such sales may be made in negotiated transactions or transactions that are deemed to be “at the market” (as defined in Rule 415 of the Securities Act). “At the market” transactions may be made directly on the NYSE or another securities exchange or through a market maker (other than a securities exchange). Any such sales of our common stock may be made at prices related to the prevailing market price or at negotiated prices. Our arrangement with the Sales Agents is governed by Equity Distribution Agreements, dated May 5, 2023. Under those Agreements, the Sales Agents will receive a commission from us for sales of common stock. The amount of each Sales Agent’s commission will be negotiated from time to time but will never exceed 2.0% of the gross sales price of common stock sold through the Sales Agent under the applicable Equity Distribution Agreement. The Sales Agents are not required to sell any of our common stock but will use their commercially reasonable efforts, consistent with their sales and trading practices, to effect sales. For more information, see “Plan of Distribution” beginning on pages S-13 of this amendment and 79 of the prospectus supplement.

About Hercules Capital, Inc. and our common stock. We are an internally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company

Act of 1940, as amended (the “1940 Act”). Our investment objective is to maximize our portfolio total return by generating current income from our debt investments and capital appreciation from our warrant and equity-related investments. Our common stock trades on the NYSE under the ticker symbol “HTGC.” The last reported sale price on the NYSE of our common stock on August 17, 2023 was $16.33 per share of our common stock and our NAV per share was $10.96 as of June 30, 2023 (the most recent date NAV was determined).

IMPORTANT DISCLOSURES

An investment in our common stock may be speculative and involves risks, including total loss of investment. The companies in which we invest are also subject to special risks. See “Risk Factors” beginning on page S-3 of this amendment, page 11 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in any of our other filings with the SEC to read about risks that you should consider before investing in our common stock, including the risk of leverage.

You should carefully read the Offering Materials before deciding to invest in our common stock. This amendment, the prospectus supplement, the accompanying prospectus, any free writing prospectus related to this offering and any other documents incorporated by reference in such materials are referred to as the Offering Materials. No other person has been authorized to provide you with information that is different or inconsistent with the information found in the Offering Materials. If anyone provides you with different or inconsistent information, you should not rely on it. Information found in the Offering Materials is accurate only as of the date the information was published and our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this amendment, the prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies LLC                                               JMP Securities

                                           A CITIZENS COMPANY

The date of this Amendment No. 1 to the prospectus supplement is August 18, 2023.

S-i

ABOUT THIS AMENDMENT TO THE PROSPECTUS SUPPLEMENT

The prospectus supplement amendment is part of a registration statement that we have filed with the Securities and Exchange Commission using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. On July 20, 2023, we obtained authorization from our stockholders to issue common stock at a price below our then-current NAV per share for a twelve-month period expiring on July 20, 2024, subject to certain conditions. This amendment is modifying certain disclosures in the prospectus supplement and accompanying prospectus relating to Below-NAV Sales.

The prospectus supplement, as amended by this amendment, describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into the prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this amendment or the prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into the prospectus supplement and the accompanying prospectus that was filed with the SEC before the date of this amendment or the prospectus supplement, on the other hand, you should rely on the information in this amendment or the prospectus supplement, as applicable. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

S-ii

GLOSSARY

1940 Act means the Investment Company Act of 1940, as amended

BDC means business development company

Below-NAV Sale means the sale or issuance of shares of our common stock in one or multiple public or private offerings, at a purchase price below the then-current NAV during the period

Board means the Board of Directors of Hercules Capital, Inc.

Company, Hercules Capital, Hercules, we, us and our refer to Hercules Capital, Inc. and our wholly owned subsidiaries

Equity Distribution Agreements or Agreements refer to the Equity Distribution Agreements between Hercules Capital, Inc. and each of the Sales Agents, each dated May 5, 2023

NAV means net asset value

Non-Participating Existing Stockholder means an existing stockholder who does not participate in a Below-NAV Sale (or who does not buy additional shares of our common stock in the secondary market at the same or lower price as the price of shares of our common stock sold in the Below-NAV Sale, after expenses and commissions)

NYSE means the New York Stock Exchange

Offering Materials refers to this amendment, the prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering

Participating Existing Stockholder means an existing stockholder who participates in a Below-NAV Sale (or who buys additional shares of our common stock in the secondary market at the same or lower price as the price of shares of our common stock sold in the Below-NAV Sale, after expenses and commissions)

Required Majority of Directors refers to a majority of our independent directors who have no financial interest in the proposed Below-NAV Sale

Sales Agents refers to Jefferies LLC and JMP Securities LLC

SEC means the U.S. Securities and Exchange Commission

Securities Act means the Securities Act of 1933, as amended

S-iii

SUMMARY

The following summary highlights some of the information included elsewhere, or incorporated by reference, in the Offering Materials. This summary is not complete and may not contain all of the information that you may want to consider before deciding to invest in our common stock. You should carefully read the Offering Materials, including any sections titled “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds,” and our financial statements. We use the terms “Company,” “Hercules Capital,” “Hercules,” “we,” “us” and “our” refer to Hercules Capital, Inc. and our wholly owned subsidiaries. You can find definitions for any other defined terms in the Glossary section of this amendment.

The Offering

Offering price:	Any sales of our common stock in this offering may be made at prices related to the prevailing market price or at negotiated prices.

We are not generally able to sell our common stock at a price per share below NAV unless our Board determines that such sale is in the best interests of our stockholders and if stockholders (including a majority of those stockholders that are unaffiliated with us) approve the sale. Any sale or other issuance of shares of our common stock at a price below NAV per share would result in an immediate dilution to your interest in our common stock and a reduction of our NAV per share.

On July 20, 2023, we obtained authorization from our stockholders to issue common stock at a price below our then-current NAV per share for a twelve-month period expiring on July 20, 2024. We may seek to obtain this authorization again in the future. The stockholder authorization is subject to the following conditions and stockholder protections:

• The number of shares of our common stock sold or issued in Below-NAV Sale may not exceed 25% of the number of then-current outstanding shares of our common stock.

• The purchase price of each share of our common stock sold in a Below-NAV Sale may not be more than 25% below the then-current NAV per share of our common stock.

• The Board will consider the potential dilutive effect of any Below-NAV Sale when considering whether to authorize any such Below-NAV Sale.

•  The prospectus or offering memorandum pursuant to which any Below-NAV Sale is conducted will include a chart based on the actual number of shares of our common stock to be offered, the purchase price of such shares of our common stock and the actual discount of the purchase price relative to the most recently determined NAV per share of our common stock.

•  A majority of our independent directors who have no financial interest in the proposed Below-NAV Sale (the “Required Majority of Directors”) must determine that each Below-NAV Sale is in the best interests of the Company and its stockholders prior to approving any such Below-NAV Sale.

•  Prior to approving any Below-NAV Sale that will be conducted as an underwritten offering, a Required Majority of Directors, in consultation with the underwriter(s) of the offering, must determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase shares of our common stock or immediately prior to the Below-NAV Sale, that the price at which such shares of our common stock are to be sold in the Below-NAV Sale is not less than a price that closely approximates the market value of the shares of our common stock, less any distributing commission or discount.

Even though we have obtained authorization from our stockholders to issue common stock at a price below our then-current NAV, we cannot predict whether we will make any Below-NAV Sales under the prospectus supplement, as supplemented by this amendment. For more information about the impact of the sale of our common stock at a price per share below NAV, please see “Sales of Common Stock Below Net Asset Value” beginning on page S-5 of this amendment.

RISK FACTORS

An investment in our common stock may be speculative and involves risks, including total loss of investment. The companies in which we invest are also subject to special risks. See “Risk Factors” beginning on page 11 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, in any of our other filings with the SEC, and in any free writing prospectus to read about risks that you should consider before investing in our common stock, including the risk of leverage. In addition, you should consider the following risk factors:

Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then-current NAV per share of our common stock or issue securities to subscribe to, convert to or purchase shares of our common stock.

The 1940 Act prohibits us from selling shares of our common stock at a price below the current NAV per share of such stock, with certain exceptions. One such exception is prior stockholder approval of issuances below NAV provided that our Board makes certain determinations. On July 20, 2023, we obtained authorization from our stockholders to issue common stock at a price below our then-current NAV per share for a twelve-month period expiring on July 20, 2024. We may seek to obtain this authorization again in the future. Our stockholders have previously approved a proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings. Even though we have obtained authorization from our stockholders to issue common stock at a price below our then-current NAV, we cannot predict whether we will make any Below-NAV Sales under the prospectus supplement, as supplemented by this amendment. Any decision to sell shares of our common stock below the then-current NAV per share of our common stock or securities to subscribe to, convert to, or purchase shares of our common stock would be subject to the determination by our Board that such issuance is in our and our stockholders’ best interests.

If we were to sell shares of our common stock below NAV per share, such sales would result in an immediate dilution to the NAV per share. This dilution would occur as a result of the sale of shares at a price below the then-current NAV per share of our common stock and a proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance. In addition, if we issue securities to subscribe to, convert to or purchase shares of common stock, the exercise or conversion of such securities would increase the number of outstanding shares of our common stock. Any such exercise would be dilutive on the voting power of existing stockholders and could be dilutive with regard to dividends and our NAV, and other economic aspects of the common stock.

Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted; however, the example below illustrates the effect of dilution to existing stockholders resulting from the sale of common stock at prices below the NAV of such shares.

Illustration: Example of Dilutive Effect of the Issuance of Shares Below NAV. Assume that Company XYZ has 1,000,000 total shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The NAV per share of the common stock of Company XYZ is $10.00. The following table illustrates the reduction to NAV, or NAV, and the dilution experienced by Stockholder A following the sale of 40,000 shares of the common stock of Company XYZ at $9.50 per share, a price below its NAV per share.

	Prior to Sale Below NAV	Following Sale Below NAV		Percentage Change
Reduction to NAV
Total Shares Outstanding	1,000,000	1,040,000		4.0%
NAV per share	$10.00	$9.98		(0.2)%
Dilution to Existing Stockholder
Shares Held by Stockholder A	10,000	10,000	(1)	0.0%
Percentage Held by Stockholder A	1.00%	0.96%		(4.0)%
Total Interest of Stockholder A in NAV	$100,000	$99,808		(0.2)%

(1)	Assumes that Stockholder A does not purchase additional shares in the sale of shares below NAV.

In addition, all distributions in cash payable to stockholders who participate in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, stockholders who opt out of our dividend reinvestment plan will experience dilution of their ownership percentage of our common stock over time.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

On July 20, 2023, we obtained authorization from our stockholders to issue common stock at a price below our then-current NAV per share for a twelve-month period expiring on July 20, 2024. We have agreed to comply with the conditions and stockholder protections described below in connection with any financing undertaken pursuant to this authorization.

The stockholder authorization is subject to the following conditions and stockholder protections:

•	The number of shares of our common stock sold or issued in Below-NAV Sale may not exceed 25% of the number of then-current outstanding shares of our common stock.

•	The purchase price of each share of our common stock sold in a Below-NAV Sale may not be more than 25% below the then-current NAV per share of our common stock.

•	The Board will consider the potential dilutive effect of any Below-NAV Sale when considering whether to authorize any such Below-NAV Sale.

•

The prospectus or offering memorandum pursuant to which any Below-NAV Sale is conducted will include a chart based on the actual number of shares of our common stock to be offered, the purchase price of such shares of our common stock and the actual discount of the purchase price relative to the most recently determined NAV per share of our common stock.

•	A Required Majority of Directors must determine that each Below-NAV Sale is in the best interests of the Company and its stockholders prior to approving any such Below-NAV Sale.

•

Prior to approving any Below-NAV Sale that will be conducted as an underwritten offering, a Required Majority of Directors, in consultation with the underwriter(s) of the offering, must determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase shares of our common stock or immediately prior to the Below-NAV Sale, that the price at which such shares of our common stock are to be sold in the Below-NAV Sale is not less than a price that closely approximates the market value of the shares of our common stock, less any distributing commission or discount.

Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.

In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board would consider a variety of factors including:

•	The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•

The amount per share of our common stock by which the offering price per share of our common stock and the net proceeds per share of our common stock are less than the most recently determined NAV per share;

•	The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

•	Whether the proposed offering price would closely approximate the market value of our shares of common stock;

•	The potential market impact of being able to raise capital during the current financial market difficulties;

•	The nature of any new investors anticipated to acquire shares of our common stock in the offering;

•	The anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and

•	The leverage available to us, both before and after any offering, and the terms thereof.

Even though we have obtained authorization from our stockholders to issue common stock at a price below our then-current NAV, we cannot predict whether we will make any Below-NAV Sales under the prospectus supplement, as supplemented by this amendment.

Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

Dilutive Effect of a Below-NAV Sale on Stockholders

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of a Below-NAV Sale on three different sets of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares of our common stock in the offering or a relatively large amount of shares of our common stock in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.

The following three sections and Tables 4.1, 4.2 and 4.3 explain and provide hypothetical examples of the impact of a Below-NAV Sale conducted by way of a public offering described below (“Example Offering”) on Non-Participating Existing Stockholders and Participating Existing Stockholders, each as defined below in the relevant sections. These examples are provided for illustrative purposes only. It is not possible to predict the level of market price decline that may occur during any Below-NAV Sale.

Regardless of level of participation, all stockholders (including those who become stockholders by acquiring shares of our common stock in a Below-NAV Sale) will be subject to the risk that the Company may make Below-NAV Sales in which they do not participate to some or any degree. Any stockholder that does not purchase any shares of our common stock in any sale by the Company of its shares of common stock (regardless of whether the shares are sold at, above or below NAV) will decrease their percentage interest in the Company and experience the dilution described below. All stockholders may also experience a decline in the market price of the shares of common stock they own, which often reflects announced or potential increases and decreases in the Company’s NAV. This decrease could be more pronounced as the size of any Below-NAV Sale and level of purchase price discount from NAV increases.

Impact of a Below-NAV Sale on Non-Participating Existing Stockholders

Existing stockholders who do not participate in a Below-NAV Sale (or who do not buy additional shares of our common stock in the secondary market at the same or lower price as the price of shares in our common stock sold in the Below-NAV Sale, after expenses and commissions) (“Non-Participating Existing Stockholders”) face the greatest potential risks. Non-Participating Existing Stockholders will experience an immediate dilution in the NAV of the shares of our common stock that they own and will experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and stockholder voting power as related to the increase the Company will experience in its assets, potential earning power and voting interests as a result of the shares of our common stock sold in a Below-NAV Sale.

Table 1 illustrates the level of dilution experienced by a Non-Participating Existing Stockholder who owns 30,000 shares of our common (or 1.0% of our common stock outstanding) prior to an Example Offering in which the Company sells a number of our common stock equal to 5%, 10%, 20% and 25% of our common stock outstanding, respectively, at a purchase price per share of our common stock equal to a 5%, 10%, 20% or 25% discount from NAV per share of our common stock, respectively.

Impact of a Below-NAV Sale on Participating Existing Stockholders

Existing stockholders who participate in a Below-NAV Sale (or who buy additional common stock in the secondary market at the same or lower price as the price of our shares of common stock sold in the Below-NAV Sale, after expenses and commissions) (“Participating Existing Stockholders”) will generally experience the same types of NAV dilution as Non-Participating Existing Stockholders, although to a lesser degree depending on the number of shares of our common stock a Participating Existing Stockholder purchases in or concurrently with the Below-NAV Sale. The amount of dilution a Participating Existing Stockholder will experience is inversely proportional to the number of shares of our common stock purchased in a Below-NAV Sale. This means that if a Participating Existing Stockholder purchases at least the same percentage of our shares of common stock offered in the Below-NAV Sale as the percentage of shares of our common stick such stockholder owns prior to the Below-NAV Sale, the stockholder should not experience dilution because the stockholder’s overall percentage ownership in the Company will not change as a result of the Below-NAV Sale. If a stockholder purchases less than his or her proportionate percentage in a Below-NAV Sale, the stockholder will experience dilution in the NAV of the shares of our common stock owned and will experience a disproportionately greater decrease in his or her participation in the Company’s earnings and assets and stockholder voting power as related to the increase the Company will experience in its assets, potential earning power and voting interests as a result of the shares of our common stock sold in a Below-NAV Sale.

By contrast, if a stockholder purchases more than his or her proportionate percentage of shares of our common stock offered in a Below-NAV Sale, the stockholder will generally experience accretion in NAV over his or her investment per Share and will experience a disproportionately greater increase in his or her participation in the Company’s earnings and assets and stockholder voting power as related to the increase the Company will experience in its assets, potential earning power and voting interests as a result of the shares of our common stock sold in a Below-NAV Sale. The level of accretion in NAV will increase as the excess number of shares of our common stock purchased by the stockholder increases.

Table 2 illustrates the level of dilution and accretion experienced by a Participating Existing Stockholder who owns 30,000 shares of our common stock (or 1.0% of our common stock outstanding) prior to the Example Offering in which the Company sells a number of shares of our common stock equal to 20% of its outstanding common stock at a purchase price equal to a 20% discount from NAV per share of our common stock. The table shows the impact on the stockholder if he or she acquires (i) 3,000 shares of our common stock (or 50% of his or her proportionate percentage of the Example Offering) and (ii) 9,000 shares of our common stock (or 150% of his or her proportionate percentage of the Example Offering).

Impact of a Below-NAV Sale on New Stockholders

Investors who are not currently stockholders, but who participate in an offering below NAV (“New Stockholders”) and whose investment per share is greater than the resulting NAV per share (due to selling compensation and expenses paid by us) will experience NAV accretion and an immediate increase in the NAV of their shares and their NAV per share as compared to the price they pay for their shares of our common stock. New Stockholders who purchase in an offering below NAV per share and whose investment per share of our common stock is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares of our common stock and their NAV per share compared to the price they pay for their shares of our common stock. New Stockholders will, however, be subject to the risk that we may make additional discounted offerings in which such New Stockholder does not participate, in which case such New Stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of our common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

Table 3 illustrates the level of dilution or accretion for New Stockholders that would be experienced by a New Stockholder who purchases 6,000 shares of our common stock in the same hypothetical Example Offering in which the Company sells a number of shares of our common stock equal to 20% of its outstanding common stock at a purchase price equal to a 20% discount from NAV per share of our common stock as shown in Table 2.

In Tables 1, 2, and 3 the Example Offering assumes that the Company has 3,000,000 shares of common stock outstanding, $40,000,000 in total assets and $10,000,000 in total liabilities. The current NAV and NAV per Share are therefore $30,000,000 and $10.00, respectively.

Table 1 (Impact of the Example Offering on Non-Participating Existing Stockholders)

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of Our Common Stock to Public		$10.00	—	$9.47	—	$8.42	—	$7.89	—
Net Proceeds per Share of Our Common Stock to Issuer		$9.50	—	$9.00	—	$8.00	—	$7.50	—
Decrease to Net Asset Value
Total Shares of Our Common Stock Outstanding	3,000,000	3,150,000	5.00%	3,300,000	10.00%	3,600,000	20.00%	3,750,000	25.00%
Net Asset Value per Share of Our Common Stock $	$10.00	$9.98	-0.20%	$9.91	-0.90%	$9.67	-3.30%	$9.50	-5.00%
Dilution to Nonparticipating Stockholder
Shares of Our Common Stock Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	1.00%	0.95%	-4.76%	0.91%	-9.09%	0.83%	-16.67%	0.80%	-20.00%
Total Net Asset Value Held by Stockholder A	$300,000	$299,400	-0.20%	$297,300	-0.90%	$290,100	-3.30%	$285,000	-5.00%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share of Our Common Stock)	$300,000	$300,000		$300,000		$300,000		$300,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(600)		$(2,700)		$(9,900)		$(15,000)
Investment per Share of Our Common Stock Held by Stockholder A (Assumed to be $10.00 per Share of our Common Stock on Shares of Our Common Stock Held Prior to Sale)	$10.00	$10.00	0.00%	$10.00	0.00%	$10.00	0.00%	$10.00	0.00%
Net Asset Value per Share of Our Common Stock Held by Stockholder A		$9.98		$9.91		$9.67		$9.50

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Dilution per Share of Our Common Stock Held by Stockholder A (Net Asset Value per Share of Our Common Stock Less Investment per Share of Our Common Stock)		$(0.02)		$(0.09)		$(0.33)		$(0.50)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share of Our Common Stock)			-0.20%		-0.90%		-3.30%		-5.00%

Assumes 5% in selling compensation and expenses paid by Company.

Table 2 (Impact of the Example Offering on Participating Existing Stockholders)

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of Our Common Stock to Public		$8.42		$8.42
Net Proceeds per Share of Our Common Stock to Issuer		$8.00		$8.00
Decrease/Increase to Net Asset Value
Total Shares of Our Common Stock Outstanding	3,000,000	3,600,000	20.00%	3,600,000	20.00%
Net Asset Value per Share of Our Common Stock	$10.00	$9.67	-3.33%	$9.67	-3.33%
Dilution/Accretion to Participating Stockholder Shares of Our Common Stock Held by Stockholder A
Shares of Our Common Stock Held by Stockholder A	30,000	33,000	10.00%	39,000	30.00%
Percentage Held by Stockholder A	1.00%	0.92%	-8.33%	1.08%	8.33%
Total Net Asset Value Held by Stockholder A	$300,000	$319,000	6.33%	$377,000	25.67%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share of Our Common Stock on Shares of Our Common Stock Held Prior to Sale)		$325,260		$375,780
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(6,260)		$1,220
Investment per Share of Our Common Stock Held by Stockholder A (Assumed to be $10.00 per Share of Our Common Stock on Shares of Our Common Stock Held Prior to Sale)	$10.00	$9.86	-1.44%	$9.64	-3.65%
Net Asset Value per Share of Our Common Stock Held by Stockholder A		$9.67		$9.67

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share of Our Common Stock Less Investment per Share of Our Common Stock)		$(0.19)		$0.03
Percentage Dilution/Accretion to Stockholder A (Dilution/Accretion per Share of Our Common Stock Divided by Investment per Share of Our Common Stock)			-1.92%		0.32%

Assumes 5% in selling compensation and expenses paid by the Company.

Table 3 (Impact of the Example Offering on New Stockholders)

	Prior to Sale Below NAV	20% Offering at 20% Discount
		Following Sale	% Change
Offering Price
Price per Share of Our Common Stock to Public(1)	—	$9.47	—
Net Proceeds per Share of Our Common Stock to Issuer	—	$9.00	—
Increase in Shares of Our Common Stock and Decrease to NAV
Total Shares of Our Common Stock Outstanding	3,000,000	3,300,000	10.00%
NAV per Share	$10.00	$9.91	(0.91)%
Dilution/Accretion to New Investor A
Share Dilution
Shares of Our Common Stock Held by Investor A	—	6,000	100.00%
Percentage Outstanding Held by Investor A	0.00%	17%	100.00%
NAV Dilution
Total NAV Held by Investor A	—	$58,020	100%
Total Investment by Investor A (At Price to Public)	—	$50,520	100.00%
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)		$7,500	(12.93)%
NAV Dilution per Share
NAV per Share of Our Common Stock Held by Investor A		$9.67
Investment per Share of Our Common Stock Held by Investor A	—	$8.42	100.00%
NAV Dilution/Accretion per Share of Our Common Stock Experienced by Investor A (NAV per Share of Our Common Stock Less Investment per Share of Our Common Stock)	—	$1.25	100.00%
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/Accretion per Share of Our Common Stock Divided by Investment per Share of Our Common Stock)	0.00%		12.93%

(1)	Assumes 5% in selling compensation and expenses paid by Company XYZ.

The following chart shows the number of shares of our common stock to be offered by the prospectus supplement, hypothetical purchase prices of such shares of our common stock and the associated discount of such purchase prices relative to the most recently determined NAV per shares of our common stock. Because sales of our common stock pursuant to the prospectus supplement for this offering may be made in negotiated transactions or transactions that are deemed to be “at the market” (as defined in Rule 415 of the Securities Act) and any such sales of our common stock may be made at prices related to the prevailing market price or at negotiated prices, we are unable to provide the exact prices at which we will make sales pursuant to the prospectus supplement for this offering.

	Example 1	Example 2
Shares Of Our Common Stock Offered	25,000,000	25,000,000
Purchase Price	$10.00	$9.00
Discount to NAV(1)	8.8%	17.9%

(1)Assumes NAV per share of $10.96, which was our NAV as of June 30, 2023 (the most recent date NAV was determined).

PLAN OF DISTRIBUTION

The following disclosure supersedes and replaces the fourth paragraph of page S-9 of the prospectus supplement dated May 5, 2023:

We obtained authorization from our stockholders to issue common stock at a price below our then-current NAV per share on July 20, 2024, which authorization is effective through July 20, 2024, and we may seek to obtain this authorization again in the future. For more information about the impact of the sale of our common stock at a price per share below NAV, please see “Sales of Common Stock Below Net Asset Value” beginning on page S-5 of this amendment.

Up to 25,000,000 Shares

Common Stock

AMENDMENT NO. 1 TO THE PROSPECTUS SUPPLEMENT

The date of this amendment to the prospectus supplement is August 18, 2023

Jefferies LLC	JMP Securities
A CITIZENS COMPANY